Exhibit 10.11


                               EXCHANGE AGREEMENT


         AGREEMENT, dated as of July 31, 2001, by and among SUTTON ONLINE, INC., a Delaware corporation (the "Company"), IKON VENTURES, INC., a Nevada corporation ("Ikon"), and GlobalNet Financial.com, Inc., a _______corporation ("GNet").

                                   WITNESSETH:

         WHEREAS, Ikon, the Company and the stockholders of the Company have entered into an Agreement and Plan of Share Exchange, dated as of June 19, 2001 (the "Agreement"), providing, among other things, for the exchange all of issued and outstanding shares of the Company's common stock, par value $. 025 per share (the "Company Common Stock"), for shares of Ikon's common stock, par value $.001 per share ("Ikon Common Stock"), all upon the terms and condition set forth therein; and

         WHEREAS, it is a condition precedent to the obligation of the parties to consummate the transactions contemplated under the Agreement (the "Closing") that all holders of promissory notes of the Company convert such notes into shares of the Company's Common Stock; and

         WHEREAS, GNet is the holder of the Company's convertible promissory note, dated February 16, 2001, in the original principal amount of $525,000 (the "Note"); and

         WHEREAS, in lieu of converting the Note, GNet is willing to exchange the Note for shares of exchangeable preferred stock of the Company on the terms and conditions set forth herein,

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. Exchange of Note. Subject to the terms and conditions set forth herein, GNet hereby agrees that simultaneous with the Closing, GNet will deliver the original Note to the Company and in exchange therefore and in full payment thereof (including any interest or other consideration due or to become due under the Note) the Company agrees to deliver simultaneously to GNet a certificate or certificates registered in the name of GNet representing 888,888 shares of the Company's Series A Exchangeable Preferred Stock (collectively, the "Preferred Stock"). The Preferred Stock shall be issued pursuant to, and shall be entitled to the rights, preferences and privileges set forth in, the Certificate of Designation attached hereto as Exhibit A.

         2. Release of Security. In consideration of the option to be granted by Global Capital Partners, Inc. ("GCAP") referred to in Section 7(d) below, simultaneous with the exchange provided for in Section 1 above, GNet agrees to deliver to the Company the certificate(s) representing 250,000 shares of restricted common stock of GCAP held be GNet as security for repayment of the

Note pursuant to a Pledge Agreement, dated February 16, 2001 (the "Pledge Agreement"), and the Pledge Agreement shall then be deemed terminated and of no further force or effect.

         3. Representations of GNet. GNet represents and warrants to the Company and Ikon as follows:

              (a) GNet has full power and authority to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to consummate the transactions contemplated hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of GNet enforceable in accordance with its terms.

              (b) GNet acknowledges that it has been advised that the Preferred Stock , the shares of Ikon Common Stock issuable upon exchange of the Preferred Stock, including the shares of Ikon Common Stock issuable upon exercise of the warrants to purchase shares of Ikon Common Stock included as part of the exchange (the "Exchange Shares") and/or the certificate(s) representing the Preferred Stock and the Exchange Shares (i) will not, upon their issuance, be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law ("Blue sky Laws"), (ii) will be "restricted securities" as defined in rule 144(a)(3) under the Act, (iii) have been issued in reliance on statutory exemptions contemplated in the Blue Sky Laws and that the Company has relied and Ikon will rely on the representations of GNet set forth herein in issuing the Preferred Stock and the Exchange Shares, (iv) will not be transferable without registration under the Act and/or applicable Blue Sky Laws, unless an exemption from the registration requirement thereof is available and an opinion of counsel to that effect is delivered to the Company or Ikon, as the case may be, upon request by the Company or Ikon, and (v) will bear customary restrictive legends evidencing such restrictions. Moreover, GNet has been advised that (A) no public trading market exists or is likely to develop for the Preferred Stock and (B) Rule 144 may not be available for resale of the Exchange Shares unless Ikon remains a reporting issuer subject to the requirements of the Securities Exchange Act of 1934, as amended, and Ikon files all required information with the Securities and Exchange Commission (the "SEC").

              (c) GNet is able to bear the economic risk of acquiring the Preferred Stock and Exchange Shares, and consequently, without limiting the generality of the foregoing, GNet is (i) able to hold any Preferred Stock or Exchange Shares it may acquire for an indefinite period of time, and (b) has a sufficient net worth to sustain a loss of its entire investment in the Preferred Stock or the Exchange Shares.

              (d) GNet is an "accredited investor" as defined in Regulation D promulgated under the Act

              (e) GNet understands that neither the U.S. SEC nor the securities administrator of any state has made any finding or determination relating to the fairness for investment of any Preferred Stock or Exchange Shares and that no government agency has or will recommend or endorse any offering of the Preferred Stock or Exchange Shares.

              (f) GNet has received and examined all information, including financial statements, of or concerning the Company and Ikon which GNet considers necessary to making an informed decision regarding an acquisition of Preferred Stock. In addition, GNet has had the opportunity to ask questions of, and receive answers from, the officers and agents of the Company and Ikon concerning the terms and conditions of the acquisition of the Preferred Stock and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as GNet deemed necessary to verify the accuracy of the information referred to herein.

              (g) GNet is acquiring Preferred Stock for its own account, for investment purposes only, and not with a view to the resale or other distribution thereof, in whole or in part, except in accordance with the Act. GNet has not offered or sold any Preferred Stock and has no present intention of dividing the Preferred Stock with others or reselling or otherwise disposing of any Preferred Stock either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         4. Representations of the Company. The Company represents and warrants to GNet as follows:

              (a) The Company has full power and authority to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to consummate the transactions contemplated hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms.

              (b) The Preferred Stock, upon issuance, will be duly and validly authorized and issued and will be fully paid and non-assessable.

         5. Representations of Ikon. Ikon represents and warrants to GNet as follows:

              (a) Ikon has full power and authority to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to consummate the transactions contemplated hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Ikon enforceable in accordance with its terms.

              (b) The Exchange Shares have been duly authorized and when issued upon exchange of the Preferred Stock in accordance with the terms thereof will be duly and validly issued, fully paid and non-assessable.

         6. Conditions Precedent. The obligations of the parties hereto to consummate the transactions contemplated hereunder are subject to the satisfaction of each of the following conditions:

              (a) The Company shall have amended its Certificate of Incorporation to authorize the issuance of Preferred Stock in such series and with such rights, preferences and privileges as may be authorized by the Company's board of directors.

              (b) The Company's board of directors shall have approved and authorized the filing of the Certificate of Designation with the Secretary of State of Delaware and such filing shall have been made.

              (c) The parties to the Agreement shall have executed and delivered an amendment thereto waiving the provisions of Section 8.15 thereof with respect to the conversion of the Note and shall have approved the transactions contemplated under this Agreement.

              (d) GCAP shall have granted GNet an option, exercisable on and after the exchange of the Preferred Stock for the Exchangeable Shares, to acquire 111,112 shares of restricted Sutton Common Stock owned by GCAP for the aggregate consideration of $1.00 and on such other terms and conditions as shall be agreed between GCAP and GNet.

         7.   Miscellaneous.

              (a) Each of the parties hereto agrees to use its best efforts to bring about the satisfaction of the conditions precedent to the obligation of the parties hereto to effect the consummation of the transactions contemplated hereunder (to the extent that such satisfaction is dependent on the actions on the part of the initial party of commission or omission) and to cause its covenants and agreements contained in this Agreement to be satisfied and performed hereunder.

              (b) This Agreement and the agreements referred to herein and/or executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereunder and supersede all prior agreements, written or oral, with respect thereto.

              (c) This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege.

              (d) This Agreement shall be governed and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

              (e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement. This Agreement is not assignable except by operation of law.

              (f) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Fascimile signatures shall be deemed originals for all purposes.

              (g) The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

IKON VENTURES, INC.                    SUTTON ONLINE, INC.



By: /s/ IAN RICE                       By: /s/ JONATHAN D. SIEGEL
    ------------------------------         ------------------------------
    Name: Ian Rice                         Name: Jonathan D. Siegel
    Title: Chairman                        Title: Chief Executive Officer



GLOBALNET FINANCIAL.COM, INC.



By: /s/ W. THOMAS HODGSON
    ------------------------------
    Name: W. Thomas Hodgson
    Title: President and CEO

                          CERTIFICATE OF DESIGNATION OF
                       RIGHTS, PREFERENCES AND LIMITATIONS
                   OF SERIES A EXCHANGEABLE PREFERRED STOCK OF
                               SUTTON ONLINE, INC.
                               -------------------


              Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned hereby certifies that the Board of Directors of Sutton Online, Inc. (the "Company") duly approved the following Certificate of Designation of Series A Exchangeable Preferred Stock of the Company, and that the Certificate of Incorporation of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Exchangeable Preferred Stock are as follows:

         1. Number Of Shares; Par Value. The Company shall be authorized to issue 888,888 shares of Series A Exchangeable Preferred Stock, par value $.025 per share (the "Series A").

         2. Dividend Provisions. (a) The holders of shares of the Series A shall not be entitled to receive dividends, except when and as lawfully declared by the Company's Board Of Directors.

         3. Rank. The Series A shall, with respect to rights on liquidation, winding up and dissolution, rank prior to any other series of preferred stock established by the Company's Board of Directors, any other equity securities of the Company, including the common stock, par value $.025 per share, of the Company (the "Common Stock"), and, without the prior consent of the holders of the Series A (which will not be unreasonably be withheld or delayed), any debt securities of the Company (excluding any trade creditors or other debt incurred in the ordinary course of business); all such other securities to which the Series A ranks prior are referred to herein as the "Junior Securities" .

         4.   Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to the sum of $.5906 for each outstanding share of Series A (the "Issuance Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A in proportion to the amount of such stock owned by each such holder.

              (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Company.

         5.   Exchange

              (a) Requirements.

                  The outstanding shares of Series A are exchangeable, in whole at the option of the Company, into the Ikon Exchangeable Securities (as hereinafter defined) at any time after Ikon Ventures, Inc., a Nevada corporation ("Ikon"), has raised the aggregate amount of $2,000,000 in capital (the "Capital Raiseup"). The Capital Raiseup shall include (i) $100,000 that has been raised by Ikon through the issuance of a convertible promissory note in the amount of $100,000 which by its terms will be converted into 25,000 shares of Ikon common stock upon the consummation of the acquisition by Ikon of all of the issued and outstanding capital stock of the Company (the "Share Exchange") and (ii) $400,000 that is being raised through the sale of 100,000 shares of Ikon common stock at $4.00 per share prior to and as a condition of the Share Exchange. In addition, the holder of the Series A shall have the right to exchange the Series A, in whole, into the Ikon Exchangeable Securities at any time. As used herein, "Ikon Exchangeable Securities" means (i) 888,888 shares of Ikon's common stock, par value $.001 per share (the "Ikon Common Stock") and (ii) a warrant to purchase 388,889 shares of Ikon Common Stock exercisable at any time and from time to time until 5:00 P.M. (New York Time) on May 3, 2004, at $2.50 per share.

              (b) Procedure for Exchange.

                  At least five (5) days and not more than thirty (30) days prior to the date fixed for exchange, written notice (the "Exchange Notice") shall be given by the party seeking to exchange the preferred stock, by first-class mail, postage prepaid, to the Company. The Exchange Notice shall state:

                  (1)  the date fixed for exchange;

                  (2) that the Holder is to surrender to the Company, in the manner and at the place or places designated, its certificate or certificates representing the shares of Series A to be exchanged.

                  On or before the Exchange Date, each Holder of Series A shall surrender the certificate or certificates representing such shares of Series A, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Ikon Exchangeable Securities to be issued on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series A so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), such shares shall be exchanged by the Company for the Ikon Exchangeable Securities.

              (c) Conversion Price Adjustments for Certain Dilutive Issuances

                  If Ikon sells its common stock in the Capital Raiseup at an average price per share less than $0.525, then the Series A shall be exchangeable into (i) the number of shares of common stock of Ikon which will result in the holder of the Series A receiving the shares of Ikon common stock for the same consideration per share as the average consideration per share received by Ikon in connection with the Capital Raiseup, minus (ii) 111,112 shares of Ikon common stock. If the Capital Raiseup shall include the sale by Ikon of units consisting of common stock and warrants, no value (for the purposes of computing average price per share) shall be attributed to the warrants if the exercise price thereof on the date of issuance is equal to or above the closing bid price of Ikon's common stock on the day immediately preceding the issuance of the warrants.

              (d) No Impairment.

                  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A against impairment.

              (e) No Fractional Shares and Certificate as to Adjustments.

                  No fractional shares shall be issued upon the exchange of any share or shares of the Series A, and the number of shares of each component of the Ikon Exchangeable Securities to be issued shall be rounded to the nearest whole share.

              (f) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Series A shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Company.

         6. Voting Rights. The holders of Series A shall have the following voting rights:

              (a) Each share of Series A shall entitle the holder thereof to one vote on all matters submitted to a vote of the Company's stockholders.

              (b) Except as otherwise required by law, the holders of the Series A and the holders of the Common Stock shall vote together as one class on all matters submitted to a vote of the Company's stockholders.

              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 19th day of July, 2001.

                                       SUTTON ONLINE, INC.



                                       By: /s/ GREGORY C. FRANK
                                           -------------------------
                                           Name: Gregory C. Frank
                                           Title: President


ATTEST:



By: /s/ LEIGH BICKELL
-------------------------
Name: Leigh Bickell
Title: Secretary